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                                                                     EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference of our reports dated June 27, 1997, included and incorporated by reference in Manor Care, Inc.'s Form 10-K for the year ended May 31, 1997, into the Company's previously filed Registration Statement File Nos. 2-80129, 2-73420, 33-9766, 33-20241, 33-27834, 33-36213, 2-78242, 33-52734, 33-64680,
33-67850, 33-58903, 33-58907, 33-63965, 333-14165, 333-16669 and 333-18607.






ARTHUR ANDERSEN LLP

Washington, D.C.
August 27, 1997